                                                                     Exhibit 4.2

                                 AMENDMENT NO. 1
                        TO REGISTRATION RIGHTS AGREEMENT

         This AMENDMENT NO. 1 (this "Amendment"), dated as of October 1, 2002, to the Registration Rights Agreement dated June 30, 2002 (the "Agreement") by and among Komag, Incorporated (the "Company"), JDS Capital, L.P., Dimensional Partners, L.P., Dimensional Partners, Ltd., Rutland Partners, L.P. and Cerberus Partners, L.P. (together with their respective successors and permitted assigns, the "Holders"), is entered into by and among the Company, the Holders and Citadel Equity Fund Ltd. ("Citadel"). Capitalized terms not otherwise defined herein have the meanings set forth in Section 1 of the Agreement.


         WHEREAS, in order to induce the Holders to support the Company's Plan of Reorganization (the "Plan"), the Company entered into the Agreement to provide registration rights with respect to the shares of Common Stock and the Senior Secured Notes Due 2007 of the Company issued to the Holders pursuant to the Plan who were not eligible to take advantage of the resale exemption provided by Section 1145(b) of the United States Bankruptcy Reform Act of 1978, as amended (the "Bankruptcy Code");


         WHEREAS, Citadel is also ineligible to take advantage of the resale exemption provided by Section 1145(b) of the Bankruptcy Code;

         WHEREAS, pursuant to Section 9(d) of the Agreement, the Agreement may be amended with the written consent of the Company, the Majority Common Stock Holders and the Majority Note Holders affected by any such amendment;

         WHEREAS, the Holders, who represent the Majority Common Stock Holders and the Majority Note Holders affected by the proposed amendment, and the Company desire to amend the Agreement to include Citadel as a party to the Agreement, subject to the same terms and conditions as the Holders;

         WHEREAS, in addition to admitting Citadel to the Agreement, the Company, the Holders and Citadel also desire to make certain modifications to the terms of the Agreement as set forth in this Amendment.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Subject to the terms and conditions of this Amendment, as of the date hereof, Citadel shall become a party to the Agreement and shall be entitled to the rights and benefits of a "Holder" of Registrable Securities for all purposes of the Agreement, and shall assume the duties and obligations of a Holder of Registrable Securities for all purposes of the Agreement. Without limiting the generality of the foregoing, Citadel acknowledges the indemnification obligations, market stand-off agreement and duty to furnish information under the Agreement, as well as the applicability of (i) the various terms, conditions and restrictions arising in connection with the inclusion of Registrable Securities in any registration in accordance with the Agreement and (ii) the priorities and exceptions on inclusion in registration that the Holders, including, without limitation, Citadel, are subject to thereunder.

         2. The definition of "Registrable Securities" under Section 1 is hereby amended in its entirety to read as follows, with the added text highlighted in italics:

         "Registrable Common Stock Securities: The shares of Common Stock originally issued to the Holders pursuant to the Plan, the shares of Common Stock issuable upon exercise of warrants to purchase Common Stock originally issued to the Holders pursuant to the Plan, and any securities which may be issued or distributed with respect to, or in exchange for, such Registrable Common Stock Securities pursuant to a stock dividend, stock split or other distribution, merger, consolidation, recapitalization or reclassification or similar transaction; provided, however, that any such Registrable Common Stock Securities shall cease to be Registrable Common Stock Securities to the extent (i) a Registration Statement with respect to the sale of such Registrable Common Stock Securities has been declared effective under the Securities Act and such Registrable Common Stock Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) subject to Section 3(d) hereof, such Registrable Common Stock Securities are transferred pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (iii) such Registrable Common Stock Securities shall have been otherwise transferred pursuant to an exemption from the securities laws, if subsequent transfers of such securities will not require registration or qualification of such securities under the Securities Act or any state securities laws then in force and all restrictive legends shall have been removed from the certificates representing such Registrable Common Stock Securities; provided, further, however, that any securities that have ceased to be Registrable Common Stock Securities cannot thereafter become Registrable Common Stock Securities, and any securities that are issued or distributed in respect of securities that have ceased to be Registrable Common Stock Securities are not Registrable Common Stock Securities."

         3. The text of the first paragraph of Section 6(b) is hereby amended in its entirety to read as follows, with the added text highlighted in italics:

         "Indemnification by Holder of Registrable Securities. Each Holder of Registrable Securities agrees to indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder, but only with respect to information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement or Prospectus, or any amendment thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or directors or officers or any such controlling person, in respect of which indemnity may be sought against a Holder of Registrable

         Securities, such Holder shall have the rights and duties given the Company and the Company or its directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the gross amount of the proceeds (before expenses and commissions) from the sale of Registrable Securities by such Holder pursuant to the Registration Statement giving rise to such indemnification obligation."

         4. The text of the second paragraph of Section 6(c) is hereby amended in its entirety to read as set forth below, with the added text highlighted in italics:

         "The Company and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this
         Section 7(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(c), an Indemnified Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Indemnified Holder or its affiliated Indemnified Holders pursuant to the Registration Statement and distributed to the public were offered to the public exceeds the amount of any damages which such Indemnified Holder or its affiliated Indemnified Holder, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation."

         5. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original for all purposes, and all of which together shall constitute one instrument. Each such multiple counterpart of this Amendment may be transmitted via facsimile or other similar electronic means, and a facsimile of the signature of one or more of the undersigned shall be deemed an original signature for all purposes and have the same force and effect as a manually signed original.

         6. This Agreement shall be governed by and construed in accordance with the laws of the State of California.


                  (Remainder of Page Intentionally Left Blank)

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.


KOMAG, INCORPORATED

By:   /s/ Kathleen A. Bayless
      --------------------------------------
Title: Chief Financial Officer
       -------------------------------------


JDS CAPITAL, L.P.

By: JDS Capital Management, LLC

By:/s/ Joseph Samberg
   -----------------------------------------
Title: Managing Member
       -------------------------------------



DIMENSIONAL PARTNERS, L.P.

By: JDS Asset Management, LLC

By:
   -----------------------------------------
Title:
      --------------------------------------



DIMENSIONAL PARTNERS, LTD.

By: JDS Capital Management, Inc.

By:/s/ Joseph Samberg
   -----------------------------------------
Title: President
       -------------------------------------


RUTLAND PARTNERS, L.P.



By: /s/ Fred Stein
   -----------------------------------------
Title: General Partner
      --------------------------------------



    (Signature page to Amendment No. 1 to the Registration Rights Agreement)_

CITADEL EQUITY FUND LTD.


By: Citadel Limited Partnership
Its:  Portfolio Manager

By:  GLB Partners, L.P.
Its:   General Partner

By:  Citadel Investment Group, L.L.C.
Its:   General Partner


By:  /s/ Adam Cooper
   -----------------------------------------


CERBERUS PARTNERS, L.P.

By: Cerberus Associates LLC
Its: General Partner

By: /s/ Lauren Kreuter
   -----------------------------------------
Title: Vice President
      --------------------------------------



    (Signature page to Amendment No. 1 to the Registration Rights Agreement)_